                                                                   EXHIBIT 99.11


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Counsel and Auditors" and "Financial Statements" in the Registration Statement (Form N-1A) of the Benchmark Funds filed with the Securities and Exchange Commission and to the incorporation by reference therein and in the related Prospectus of our report dated January 16, 1996 in this Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-80543) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3605).



                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                         ERNST & YOUNG LLP


Chicago, Illinois
March 22, 1996